NEWS RELEASE
FOR IMMEDIATE RELEASE
Coastal Bancorp, Inc. Announces Fourth Quarter Results of $0.60 per share and Annual Results of $2.22 per share

HOUSTON (January 15, 2004) - Coastal Bancorp, Inc. (NASDAQ: CBSA) and subsidiaries ("Coastal") today reported net income available to common stockholders of $3.3 million for the quarter ended December 31, 2003, compared to $5.7 million for the same period in 2002. The $2.4 million decrease in net income available to common stockholders was largely due to the following: a $4.7 million decrease in noninterest income (a $4.4 million gain had been recorded in December 2002 in connection with the sale of five Central Texas branches), and a $2.1 million decrease in net interest income, offset by a $2.5 million decrease in the provision for loan losses, a $1.1 million decrease in the provision for Federal income taxes and a $99,000 decrease in noninterest expense. In addition, dividends on preferred stock decreased $627,000 due to the July 31, 2003 redemption of the 9.12% Series A Cumulative Preferred Stock of Coastal Bancorp, Inc. ("Bancorp"). Diluted earnings per share for the quarter ended December 31, 2003 were $0.60, compared to $1.05 for the same period in 2002. The weighted average common shares outstanding used in the diluted earnings per share calculations for the periods were 5,455,044 and 5,394,484, respectively. Basic earnings per share for the quarter ended December 31, 2003 were $0.62 compared to $1.10 for the same period in 2002.
On December 2, 2003 Coastal announced that it had signed a definitive agreement with Hibernia Corporation (NYSE: HIB) pursuant to which Hibernia would acquire Coastal by means of a merger and pay cash in the amount of $41.50 per share for each share of Coastal common stock issued and outstanding and $41.50 less the exercise price for each option to acquire a share of Coastal common stock. The merger transaction is subject to regulatory approvals, the approval of Coastal’s stockholders and other customary conditions to closing. It is expected to close in the second quarter of 2004.

Comparison for the Three Months ended December 31, 2003 and 2002

Noninterest Income

            The $4.7 million decrease in noninterest income was primarily due to the sale of five branches in Central Texas that resulted in a gain of $4.4 million in December of 2002. Other decreases included a $359,000 decrease in the gain on sale of loans due to the December 2002 sale of a group of loans with servicing rights retained and a $254,000 decrease in other noninterest income due to a $229,000 gain recorded on the sale of branch real estate properties. These decreases were somewhat offset by increases of $237,000 and $191,000 in the gain on sale of real estate owned and mortgage-backed securities available for sale, respectively, resulting from sales in the fourth quarter of 2003.

Net Interest Income

Net interest income decreased $2.1 million as a result of a 0.41% decrease in net interest margin. Net interest margin decreased from 2.87% to 2.46% when comparing the fourth quarter of 2003 to the same period in 2002. This decrease was due primarily to principal paydowns on mortgage-backed securities and single-family mortgage loans receivable, amortization of the related premiums and the replacement of assets at lower yields (interest rates). The decrease in net interest margin was comprised of a decrease in the average yield on interest-earning assets from 5.25% to 4.33%, offset somewhat by a decrease in the average rate on interest-bearing liabilities from 2.64% to 2.09%. During 2003, Coastal experienced significant principal paydowns on its mortgage-backed securities and single-family mortgage loans receivable portfolios (on an annualized basis, approximately 38% on mortgage-backed securities and approximately 39% on single-family mortgage loans) due to the continuing low market rates of interest and the resulting refinancing of mortgage assets. Because the majority of Coastal's single-family mortgage assets were acquired through bulk purchases at a premium, the significant paydowns Coastal experienced resulted in greater premium amortization (and therefore a lower yield) on those purchased assets. When comparing the fourth quarter of 2003 to the same period in 2002, the average yield on loans decreased from 5.74% to 4.88% and the average yield on mortgage-backed securities decreased from 3.46% to 2.64%.
Provision for Loan Losses

During the quarter ended December 31, 2003, Coastal recorded a provision for loan losses of $600,000 compared to $3.1 million for the same period in 2002. The $600,000 provision recorded in the fourth quarter of 2003 is $300,000 less than the previous three quarters based upon the current level of unallocated reserves. The provision recorded in 2002 was due to management’s reevaluation of the overall allowance for loan losses and the changes in the mix of Coastal’s loan portfolio, in addition to certain specific loans in the portfolio that warranted greater attention and specific allocations of the allowance for loan losses. While management believes that it has adequately provided for loan losses, it will continue to monitor the loan portfolio and make adjustments to the allowance for loan losses as it considers necessary.

Noninterest Expense and Provision for Federal Income Taxes

When comparing the fourth quarter of 2003 to the same period a year earlier, the $99,000 decrease in noninterest expense was due primarily to a decrease in advertising expense of $214,000, offset by smaller changes in other expense categories. The provision for Federal income taxes decreased $1.1 million primarily due to the lower amount of income before Federal income taxes, with the effective tax rate being approximately 35% for the quarter ended December 31, 2003 and 31% for the same period in 2002. The provision for Federal income taxes for the quarter ended December 31, 2002 includes a tax benefit of $219,000 received from the dividends on the Series A Preferred Stock of Coastal Bancorp, Inc. This benefit ceased upon redemption of the Bancorp Preferred Stock on July 31, 2003.

Asset Quality

As shown in the "Other Financial Data" table attached, at December 31, 2003, Coastal had nonperforming loans totaling $20.3 million, which was a $1.7 million, or 9.3%, increase when compared to December 31, 2002. Nonperforming loans are those loans on nonaccrual status as well as those loans greater than ninety (90) days delinquent and still accruing interest. At December 31, 2003, nonperforming assets (which include nonperforming loans, real estate owned and repossessed assets) were $22.8 million and the ratio of nonperforming assets to total assets was 0.85%. At December 31, 2002, nonperforming assets were $23.0 million and the ratio of nonperforming assets to total assets was 0.91%. At December 31, 2003, $10.3 million, or 51%, of the nonperforming loans were first lien residential (single-family) mortgage loans, $6.0 million, or 29%, were acquisition and development loans, $902,000, or 4%, were commercial real estate loans, $2.9 million, or 14%, were commercial, financial and industrial loans, with the balance in other loan categories. Of the nonperforming acquisition and development loans outstanding at December 31, 2003 and December 31, 2002, two loans to the same borrower made up $5.4 million of the total at December 31, 2003 and $5.5 million of the total at December 31, 2002. At December 31, 2003, the allowance for loan losses as a percentage of nonperforming loans (excluding nonperforming loans held for sale which are recorded at the lower of cost or fair value) was 95.7% compared to 97.7% at December 31, 2002.

Trust Preferred Securities

On June 23, 2003, Bancorp, through Coastal Capital Trust II ("CCTII"), issued to a private institutional investor, 10,000 floating rate trust preferred securities ("Trust Preferred Securities II") with a liquidation preference of $1,000 per security. The Trust Preferred Securities II represent an interest in the related junior subordinated notes of Bancorp, which were purchased by CCTII and have substantially the same payment terms as the Trust Preferred Securities II. The junior subordinated notes are the only assets of CCTII and interest payments from the notes finance the distributions paid on the Trust Preferred Securities II. Distributions on the securities are payable quarterly at a variable interest rate, reset quarterly, equal to LIBOR plus 3.05%.
On December 31, 2003, the Company retroactively implemented FASB Interpretation No. 46R, Consolidation of Variable Interest Entities, an interpretation of ARB No. 51, resulting in the deconsolidation of CCTII as well as Coastal Capital Trust I established in 2002, both of which were created for the sole purpose of issuing trust preferred securities. The implementation of this Interpretation resulted in Bancorp’s $1.9 million investment in the common equity of the two trusts being included in the consolidated balance sheets as other assets, and the interest income and interest expense received from and paid to the trusts, respectively, being included in the consolidated statements of income as interest income and interest expense. The increase to other interest income and interest expense totaled $146,000 for the year ended December 31, 2003 and $74,000 for the year ended December 31, 2002.

Redemption of Bancorp Series A Preferred Stock

On July 31, 2003, Bancorp redeemed all of its 9.12% Series A Cumulative Preferred Stock (1,100,000 shares) from stockholders of record on July 31, 2003 at par plus accrued but unpaid dividends to the redemption date.

Redemption of Senior Notes
On February 1, 2002, Bancorp redeemed all of its 10.0% Senior Notes ($43.9 million) outstanding, at par plus accrued interest to the redemption date.

Comparison for the Years ended December 31, 2003 and 2002
Net income available to common stockholders for the year ended December 31, 2003 was $12.0 million compared to $17.2 million for 2002. Diluted earnings per share for the year ended December 31, 2003 were $2.22 compared to $2.99 for 2002. The weighted average common shares outstanding used in the diluted earnings per share calculations for the periods were 5,406,697 and 5,750,531, respectively. Basic earnings per share for the year ended December 31, 2003 were $2.31 compared to $3.13 for 2002.
When comparing the year ended December 31, 2003 to the year ended December 31, 2002, the primary contributor to the decrease in net income available to common stockholders was decreased net interest income. Net interest income decreased $11.9 million from 2002 to 2003 as a result of a 0.52% decrease in net interest margin. When comparing the two periods, net interest margin decreased from 3.04% to 2.52%. The decrease in net interest margin was comprised of a decrease in the average yield on interest-earning assets from 5.60% to 4.58%, offset somewhat by a decrease in the average rate on interest-bearing liabilities from 2.86% to 2.30%. As noted earlier, during 2003 Coastal experienced significant principal paydowns on its mortgage-backed securities and single-family mortgage loans receivable portfolios due to the continuing low market rates of interest and the resulting refinancing of mortgage assets. These paydowns were approximately 43% on Coastal's mortgage-backed securities and 48% on Coastal's single-family mortgage loans during the year ended December 31, 2003. Since the majority of Coastal's single-family mortgage assets had been acquired primarily through bulk purchases at a premium, the significant paydowns Coastal experienced resulted in greater premium amortization (and therefore a lower yield) on those purchased assets. When comparing the year ended December 31, 2003 to the year ended December 31, 2002, the average yield on loans decreased from 6.16% to 5.13% and the average yield on mortgage-backed securities decreased from 3.66% to 2.78%.
In addition to the $11.9 million decrease in net interest income, noninterest income decreased by $1.8 million. These decreases were somewhat offset by a $2.5 million decrease in the provision for loan losses, a $2.6 million decrease in the provision for Federal income taxes, a $1.5 million decrease in the expense for minority interest (related to preferred stock of Coastal Banc ssb which was redeemed on July 15, 2002) and an $824,000 decrease in noninterest expense. As previously noted, dividends on preferred stock decreased $1.0 million due to the redemption of the 9.12% Series A Cumulative Preferred Stock on July 31, 2003.
The $1.8 million decrease in noninterest income was comprised of the gains recorded in 2002 of $4.4 million from the sale of the five Central Texas branches, $359,000 from the loans sold with servicing rights retained and $229,000 from the sale of branch real estate properties. These decreases were somewhat offset by a $2.1 million increase in service charges on deposit accounts, an $802,000 increase in the gain on sale of mortgage loans held for sale and a $493,000 increase in the gain on sale of mortgage-backed securities available for sale. The increased income from service charges on deposit accounts is due to Coastal's continued focus on increasing transaction-type accounts and the related fee income, including Coastal's Free Checking and Bounce Protection features on retail checking accounts introduced during August 2002. The increase in the gain on sale of mortgage loans held for sale was due to routine sales transactions in 2003 by Coastal Banc ssb (the "Bank"), which were facilitated by Coastal Banc Mortgage Corp. ("CBMC"), an affiliate of the Bank. The loans sold were purchased by the Bank in packages with the intention to resell all or part of the loans in the packages to third parties. CBMC was formed during the third quarter of 2002 for the purpose of facilitating the purchase and sale of whole loans and participations to third parties.
The $824,000 decrease in noninterest expense was due to decreases of $1.1 million in compensation, payroll taxes and other benefits, $705,000 in advertising and $398,000 in office occupancy, offset by a $1.3 million increase in other noninterest expense. The $1.1 million decrease in compensation related expenses is primarily comprised of the following: a $571,000 decrease due to the sale of the five Hill Country branches in December of 2002, a $437,000 decrease due to the outsourcing of the internal audit department in September of 2002 and decreases of $129,000, $112,000 and $84,000 in group insurance, hiring expense and contract labor, respectively. These decreases were partially offset by a $288,000 increase in compensation paid to CBMC employees including brokerage commissions related to the loan sales mentioned previously. The decrease in advertising expense was due to management's decision to reduce this spending in 2003 and the decrease in office occupancy was due to the sale of the five Hill Country branches in December of 2002 and to various assets becoming fully depreciated in 2002 and in 2003. The increase in other noninterest expense was primarily comprised of the following: a $337,000 increase in audit and accounting fees due to the outsourcing of internal audit, a $409,000 increase in legal fees and insurance premiums and a $561,000 increase in expenses related to loans, repossessed assets and real estate owned. The provision for Federal income taxes decreased $2.6 million due to the lower amount of income before Federal income taxes and minority interest, with the effective tax rate being approximately 33% for 2003 and 32% for the same period in 2002 (when taking into account the tax benefit for the minority interest expense in 2002). The provision for Federal income taxes includes the tax benefit received from the dividends on the Series A Preferred Stock of Coastal Bancorp, Inc. of $514,000 and $878,000 for the years ended December 31, 2003 and 2002, respectively. This benefit ceased upon redemption of the Bancorp Preferred Stock on July 31, 2003.

Common Stock Repurchase

As of December 31, 2003, a total of 2,746,110 shares of common stock were held in treasury at an average price of $19.53 per share for a total cost of $53.6 million.

The Company

At December 31, 2003, Coastal had total assets of approximately $2.7 billion, deposits of approximately $1.7 billion and common stockholders' equity of approximately $133.7 million.
Coastal Bancorp, Inc. owns, through its wholly-owned subsidiary, Coastal Banc Holding Company, Inc., 100 percent of the voting stock of Coastal Banc ssb, a Texas-chartered FDIC insured, state savings bank headquartered in Houston. Coastal Banc ssb operates 43 branch offices in metropolitan Houston, Austin, Corpus Christi, the Rio Grande Valley and small cities in the southeast quadrant of Texas. You can visit our website at www.coastalbanc.com (which is not part of this release).

Notice under the Private Securities Litigation Reform Act of 1995

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts contain forward looking statements with respect to plans, projections or future performance of Coastal, the occurrence of which involve certain risks and uncertainties. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in Coastal Bancorp, Inc.'s Securities and Exchange Commission filings. Investors are cautioned that any such forward looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward looking statements. Furthermore, Coastal does not intend (and is not obligated) to update publicly any forward-looking statement.

COASTAL BANCORP, INC. AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(Dollars In Thousands, except per share data)
(unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,

	2003	2002	2003	2002

Basic earnings per share	$0.62	$1.10	$2.31	$3.13

Diluted earnings per share	$0.60	$1.05	$2.22	$2.99

Return (before minority interest) on average assets	0.48%	0.96%	0.52%	0.83%

Return on average common equity	9.82%	18.44%	9.30%	13.71%

Net interest margin	2.46%	2.87%	2.52%	3.04%

Noninterest expense to average total assets	2.12%	2.20%	2.13%	2.19%

Charge-offs of loans receivable (1)	$509	$1,093	$2,881	$3,878

Net charge-offs of loans receivable	$277	$986	$2,029	$3,067

Ratio of net charge-offs to average loans receivable	0.01%	0.05%	0.11%	0.16%

____________________________
          (1) $1.8 million of the charge-offs during 2002 were due to the write-down of certain under-performing single-family mortgage loans that were either sold or reclassified to the held-for-sale category.

COASTAL BANCORP, INC. AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(In Thousands)
(unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2003	2002	2003	2002

Average balance sheet information

Assets:
Interest-earning assets:
Loans receivable	$1,989,780	$1,987,865	$1,935,814	$1,931,931
Mortgage-backed securities	536,659	468,931	502,581	467,744
Other	72,010	55,289	58,225	60,698

Total interest-earning assets	2,598,449	2,512,085	2,496,620	2,460,373
Noninterest-earning assets	88,400	95,219	89,406	90,900

Total assets	$2,686,849	$2,607,304	$2,586,026	$2,551,273

Liabilities and stockholders' equity:
Interest-bearing deposits	$1,464,755	$1,470,521	$1,437,200	$1,477,648
Borrowings	810,973	730,842	741,378	683,454
Subordinated debentures	61,856	51,546	56,970	27,821
Senior notes payable	--	--	--	3,726

Total interest-bearing liabilities	2,337,584	2,252,909	2,235,548	2,192,649
Noninterest-bearing deposits	203,451	181,706	190,425	169,857
Other noninterest-bearing liabilities	14,395	23,015	15,283	20,420
Preferred stock of Coastal Banc ssb	--	--	--	15,359
Preferred stockholders' equity	--	27,500	15,897	27,500
Common stockholders' equity	131,419	122,174	128,873	125,488

Total liabilities and stockholders' equity	$2,686,849	$2,607,304	$2,586,026	$2,551,273

COASTAL BANCORP, INC. AND SUBSIDIARIES
OTHER FINANCIAL DATA
(Dollars in Thousands, except per share data)
(unaudited)

	December 31, 2003	December 31, 2002

Nonaccrual loans receivable:
First lien residential	$10,312	$9,184
Residential construction	--	49
Commercial real estate	714	1,323
Acquisition and development	5,497	5,485
Commercial, financial and industrial	1,111	1,609
Consumer and other	68	128

	17,702	17,778

Loans greater than 90 days delinquent and still accruing:
Residential construction	136	83
Multifamily real estate	--	282
Acquisition and development	454	59
Commercial real estate	188	302
Commercial, financial and industrial	1,789	43

	2,567	769

Total nonperforming loans	20,269	18,547
Real estate owned and repossessed assets	2,524	4,433

Total nonperforming assets	$22,793	$22,980

Allowance for loan losses	$19,389	$18,118

Ratio of nonperforming loans to total loans receivable and loans
receivable held for sale	1.02%	1.00%

Ratio of nonperforming assets to total assets	0.85%	0.91%

Ratio of allowance for loan losses to nonperforming loans receivable (excluding nonperforming loans held for sale)	95.66%	97.69%

Ratio of allowance for loan losses to loans receivable
(excluding loans receivable held for sale)	0.98%	1.00%

Book value per common share	$24.78	$23.47

Tangible book value per common share	$20.71	$19.74

Regulatory capital ratios of Coastal Banc ssb:
Tier 1 (Core)	6.26%	6.88%
Tier 1 risk-based	9.23%	10.32%
Total risk-based	10.31%	11.38%

COASTAL BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In Thousands, except share data)

ASSETS	December 31, 2003	December 31, 2002

	(unaudited)

Cash and cash equivalents	$40,814	$39,766
Federal funds sold	10,440	27,755
Loans receivable held for sale	8,078	49,886
Loans receivable	1,981,924	1,812,785
Mortgage-backed securities available-for-sale, at fair value	504,402	475,022
Other securities available-for-sale, at fair value	6,787	1,788
Accrued interest receivable	9,198	9,781
Property and equipment	32,563	27,341
Stock in the Federal Home Loan Bank of Dallas (FHLB)	45,471	41,221
Goodwill	21,429	21,429
Prepaid expenses and other assets	21,884	20,990

	$2,682,990	$2,527,764

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits	$1,676,131	$1,614,442
Advances from the FHLB	799,875	696,085
Subordinated debentures	61,856	51,546
Advances from borrowers for taxes and insurance	2,482	2,407
Other liabilities and accrued expenses	8,954	10,399

Total liabilities	2,549,298	2,374,879

Commitments and contingencies

Stockholders' equity
Preferred stock, no par value; authorized shares 5,000,000;
9.12% Cumulative, Series A 1,100,000 shares issued and outstanding at December 31, 2002	--	27,500
Common stock, $0.01 par value; authorized shares 30,000,000; 7,981,434 shares issued and 5,235,324 shares outstanding at December 31, 2003; 7,867,029 shares issued
and 5,141,010 shares outstanding at December 31, 2002	80	79
Additional paid-in capital	37,179	35,736
Retained earnings	151,167	141,986
Accumulated other comprehensive income (loss) - unrealized
gain (loss) on securities available-for-sale	(1,104)	619
Treasury stock, at cost (2,746,110 shares in 2003 and
2,726,019 shares in 2002)	(53,630)	(53,035)

Total stockholders' equity	133,692	152,885

	$2,682,990	$2,527,764

COASTAL BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, except per share data)

	Three Months Ended December 31,

	2003	2002

	(Unaudited)

Interest income:
Loans receivable	$24,421	$28,613
Mortgage-backed securities	3,548	4,054
FHLB stock, federal funds sold and other interest-earning assets	338	371

	28,307	33,038

Interest expense:
Deposits	6,979	8,966
Advances from the FHLB	4,089	4,870
Subordinated debentures	1,270	1,160

	12,338	14,996

Net interest income	15,969	18,042
Provision for loan losses	600	3,100

Net interest income after provision for loan losses	15,369	14,942

Noninterest income:
Service charges on deposit accounts	3,112	3,162
Loan fees	186	260
Gain on sale of branch offices	--	4,395
Gain on sale of loans receivable	--	359
Gain on sale of loans receivable held for sale	128	84
Gain on sale of mortgage-backed securities available for sale	191	--
Gain on derivative instruments	--	6
Gain (loss) on sale of real estate owned, net	147	(90)
Other	262	516

	4,026	8,692

Noninterest expense:
Compensation, payroll taxes and other benefits	8,120	8,093
Office occupancy	2,421	2,415
Data processing	510	456
Advertising	343	557
Postage and delivery	385	448
Other	2,600	2,509

	14,379	14,478

Income before provision for Federal income taxes	5,016	9,156
Provision for Federal income taxes	1,763	2,851

Net income	$3,253	$6,305

Net income available to common stockholders	$3,253	$5,678

Basic earnings per share	$0.62	$1.10

Diluted earnings per share	$0.60	$1.05

COASTAL BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, except per share data)

	Year Ended December 31,

	2003	2002

	(Unaudited)

Interest income:
Loans receivable	$99,301	$118,970
Mortgage-backed securities	13,951	17,114
FHLB stock, federal funds sold and other interest-earning assets	1,275	1,613

	114,527	137,697

Interest expense:
Deposits	29,913	39,825
Advances from the FHLB	16,838	20,173
Senior notes payable	--	378
Subordinated debentures	4,865	2,474

	51,616	62,850

Net interest income	62,911	74,847
Provision for loan losses	3,300	5,800

Net interest income after provision for loan losses	59,611	69,047

Noninterest income:
Service charges on deposit accounts	11,971	9,894
Loan fees	867	1,148
Gain on sale of branch offices	--	4,395
Gain on sale of loans receivable	--	359
Gain on sale of loans receivable held for sale	926	124
Gain on sale mortgage-backed securities available for sale	493	--
Gain (loss) on derivative instruments	15	(12)
Gain on sale of real estate owned, net	124	117
Other	1,010	1,184

	15,406	17,209

Noninterest expense:
Compensation, payroll taxes and other benefits	30,819	31,914
Office occupancy	9,646	10,044
Data processing	1,865	1,691
Advertising	1,248	1,953
Postage and delivery	1,548	1,654
Other	9,943	8,637

	55,069	55,893

Income before provision for Federal income taxes and minority interest	19,948	30,363
Provision for Federal income taxes	6,498	9,140

Income before minority interest	13,450	21,223
Minority interest - preferred stock dividends of Coastal Banc ssb	--	1,507

Net income	$13,450	$19,716

Net income available to common stockholders	$11,980	$17,208

Basic earnings per share	$2.31	$3.13

Diluted earnings per share	$2.22	$2.99

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